Exhibit 10.7

Execution Version

GUARANTEE

October 11, 2013

JPMorgan Chase Bank, National Association, as Agent

270 Park Avenue, 44th Floor

New York, New York 10017

Re:	Vitamin Shoppe Global, Inc.

Ladies and Gentlemen:

Vitamin Shoppe Industries, Inc., a New York corporation (“Vitamin Shoppe”), VS Direct Inc., a Delaware corporation (“VS Direct”), Vitamin Shoppe Mariner, Inc., a Delaware corporation (“VS Mariner” and collectively with Vitamin Shoppe and VS Direct, the “Existing Borrowers”), certain of its affiliates, JPMorgan Chase Bank, National Association, a national banking association, in its capacity as agent (in such capacity, “Agent”) for Secured Parties (as hereinafter defined), and the entities from time to time party to the Loan Agreement (as hereinafter defined) as lenders (each a “Lender” and collectively, “Lenders”) have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Vitamin Shoppe, VS Direct, VS Mariner and such affiliates as set forth in that certain Amended and Restated Loan and Security Agreement, dated as of January 20, 2011, by and among Vitamin Shoppe, VS Direct and VS Mariner, as borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto. In connection with the Loan Agreement, Vitamin Shoppe, VS Direct, VS Mariner and Vitamin Shoppe, Inc., a Delaware corporation formerly known as VS Holdings, Inc. (“Parent” and collectively with the Existing Borrowers and VS Global (as defined below), each individually a “Guarantor” and collectively, “Guarantors”; provided that VS Global shall only be deemed a Guarantor with respect to the Guaranteed Obligations (as defined below) of the Existing Borrowers and the Existing Borrowers and Parent shall only be deemed a Guarantor with respect to the Guaranteed Obligations of VS Global), have executed and delivered to Agent (a) that certain Guarantee dated September 25, 2009 (the “Vitamin Shoppe Guarantee”), pursuant to which Parent and VS Direct, as guarantors, guaranteed the obligations of Vitamin Shoppe, as a borrower, (b) that certain Guarantee dated September 25, 2009 (the “VS Direct Guarantee”), pursuant to which Parent and Vitamin Shoppe, as guarantors, guaranteed the obligations of VS Direct, as a borrower and (c) that certain Guarantee dated January 10, 2013 (the “VS Mariner Guarantee”), pursuant to which Parent, Vitamin Shoppe and VS Direct, as guarantors, guaranteed the obligations of VS Mariner, as a borrower.

Vitamin Shoppe has formed a new subsidiary, Vitamin Shoppe Global, Inc., a Delaware corporation (“VS Global” and together with the Existing Borrowers, each individually and collectively referred to herein as “Borrower”), and the Loan Agreement requires that VS Global become a party to the Loan Agreement as a “Borrower” and on the date hereof, Borrower has entered into that certain Joinder Agreement pursuant to which VS Global will be deemed to be a “Borrower” for all purposes of the Loan Agreement and shall have all of the obligations of a “Borrower” thereunder. Due to the close business and financial relationships between Borrower and Guarantors, in consideration of the benefits which will accrue to each Guarantor and as an inducement for and in consideration of Agent and Lenders making loans and advances and providing other financial accommodations to Borrower pursuant to the Loan Agreement and the other Financing Agreements, each Guarantor has agreed to deliver this Guarantee (this “Guarantee”) to guarantee the payment and performance of the Guaranteed Obligations (as hereinafter defined) on the terms set forth herein.

In consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees in favor of Agent, Lenders and the other Secured Parties (as defined in the Loan Agreement) as follows:

1. Guarantee.

(a) Each Guarantor absolutely, unconditionally and irrevocably, jointly and severally with each other and any subsequent guarantors of the Guaranteed Obligations (as hereinafter defined), guarantees and agrees to be liable for the full payment and performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of the following (all of which are collectively referred to herein as the “Guaranteed Obligations”): (i) all of the Obligations (as defined in the Loan Agreement) and (ii) all costs and expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by Agent or any Secured Party in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Guaranteed Obligations or the rights of Agent or any Secured Party under this Guarantee, whether such expenses are incurred before, during or after the initial or any renewal term of the Loan Agreement and the other Financing Agreements or after the commencement of any case with respect to Borrower or any Guarantor under the United States Bankruptcy Code or any similar statute; provided, however, that each Guarantor shall only be liable under this Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guarantee or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

(b) This Guarantee is a guarantee of payment and not of collection. Each Guarantor agrees that neither Agent nor any Secured Party need attempt to collect any Guaranteed Obligations from Borrower, any one Guarantor or any other Obligor (as hereinafter defined) (each an “Obligated Party”) or to realize upon any Collateral, but may require any one Guarantor to make immediate payment of all of the Guaranteed Obligations to Agent, for the benefit of the Lenders and the other Secured Parties, when due, whether by maturity, acceleration or otherwise, or at any time thereafter. Agent and Lenders may apply any amounts received in respect of the Guaranteed Obligations to any of the Guaranteed Obligations, in whole or in part (including reasonable attorneys’ fees and legal expenses incurred by Agent or any Secured Party with respect thereto or otherwise chargeable to Borrower or any Obligor) and in such order as Agent may elect.

(c) Payment by Guarantors shall be made in U.S. dollars to Agent at the office of Agent from time to time on demand as Guaranteed Obligations become due. Guarantors shall make all payments to Agent on the Guaranteed Obligations: (i) free and clear of, and without deduction or withholding for or on account of any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind; (ii) notwithstanding any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; and (iii) notwithstanding any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party. One or more successive or concurrent actions may be brought hereon against any Guarantor either in the same action in which Borrower or any Obligor is sued or in separate actions. In the event any claim or action, or action on any judgment, based on this Guarantee is brought against any Guarantor, such Guarantor agrees not to deduct, set-off, or seek any counterclaim for or recoup any amounts which are or may be owed by Agent or any Secured Party to such Guarantor.

2. Waivers and Consents.

(a) Notice of acceptance of this Guarantee, the making of loans and advances and providing other financial accommodations to Borrower and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Borrower or any Guarantor are entitled is hereby waived by each Guarantor. Each Guarantor also waives notice of and hereby consents to (i) any amendment, modification, supplement, waiver, extension, renewal, or restatement of the Loan Agreement and any of the other Financing Agreements, including, without limitation, extensions of time of payment of or increase or decrease in the amount of any of the Guaranteed Obligations, the interest rate, fees, other charges, or any Collateral, and the guarantee made herein shall apply to the Loan Agreement and the other Financing Agreements and the Guaranteed Obligations as so amended, modified, supplemented, renewed, restated or extended, increased or decreased, (ii) the taking, exchange, surrender and releasing of Collateral or guaranties now or at any time held by or available to Agent or any Secured Party for the obligations of Borrower, any other Guarantor or any other party at any time liable on or in respect of the Guaranteed Obligations or who is the owner of any property which is security for the Guaranteed Obligations (individually, an “Obligor” and collectively, the “Obligors”), including without limitation the surrender or release by Agent of any one Guarantor hereunder, (iii) the exercise of, or refraining from the exercise of any rights against Borrower or any Obligor or any Collateral, (iv) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Guaranteed Obligations and (v) any financing by Agent and/or any Lender of Borrower under Section 364 of the United States Bankruptcy Code or consent by Agent or any Lender to the use of cash collateral under Section 363 of the United States Bankruptcy Code. Each Guarantor agrees that the amount of the Guaranteed Obligations shall not be diminished and the liability of Guarantors hereunder shall not be otherwise impaired or affected-by any of the foregoing.

(b) No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations shall affect, impair or be a defense to this Guarantee, nor shall any other circumstance which might otherwise constitute a defense available to or legal or equitable discharge of Borrower in respect of any of the Guaranteed Obligations, or any Guarantor in respect of this Guarantee, affect, impair or be a defense to this Guarantee. Without limitation of the foregoing, the liability of Guarantors hereunder shall not be discharged or impaired in any respect by reason of any failure by Agent to perfect or continue perfection of any lien or security interest in any Collateral or any delay by Agent in perfecting any such lien or security interest. As to interest, fees and expenses, whether arising before or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, each Guarantor shall be liable therefor, even if Borrower’s liability for such amounts does not, or ceases to, exist by operation of law. Each Guarantor acknowledges that neither Agent nor any Secured Party has made any representations to any Guarantor with respect to Borrower, any Obligor or otherwise in connection with the execution and delivery by Guarantors of this Guarantee and such Guarantor is not in any respect relying upon Agent or any Secured Party or any statements by Agent or any Secured Party in connection with this Guarantee.

(c) Unless and until the payment and satisfaction in full of all of the Guaranteed Obligations in immediately available funds and the termination of the financing arrangements of Agent and Lenders with Borrower, to the fullest extent permitted by law, each Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against Borrower, any Collateral for the Guaranteed Obligations or other assets of Borrower or any Obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect to sums paid or payable to Agent or any Lender by any Guarantor hereunder and such Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which any Guarantor might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by or collected or due from Guarantors, Borrower or any Obligor upon the Guaranteed Obligations or realized from their property. The foregoing waiver of rights is made in favor of Agent and the Lenders only and shall not be deemed a waiver of such rights for the benefit of any other creditors of Borrower or any Obligor.

(d) Each Guarantor hereby irrevocably and unconditionally waives and relinquishes any right to revoke this Guarantee that such Guarantor may now have or hereafter acquire.

(e) Without limiting the generality of any other waiver or other provision set forth in this Guarantee, each Guarantor hereby irrevocably and unconditionally waives all rights and defenses arising out of an election of remedies by Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guaranteed Obligation, has terminated such Guarantor’s rights of subrogation and reimbursement against Borrower.

(f) Without limiting the generality of any other waiver or other provision set forth in this Guarantee, each Guarantor hereby irrevocably and unconditionally waives and relinquishes, to the maximum extent such waiver or relinquishment is permitted by applicable law, all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Guarantee, such Guarantor’s obligations hereunder, the Collateral or any matter arising from or related to the foregoing.

3. Subordination. Except as otherwise provided in the Loan Agreement, payment of all amounts now or hereafter owed to any Guarantor by Borrower or any Obligor is hereby subordinated in right of payment to the indefeasible payment in full to Agent, for itself and the benefit of the Lenders and the other Secured Parties, of the Guaranteed Obligations and all such amounts and any security and guaranties therefor are hereby assigned to Agent, for itself and the ratable benefit of the Lenders and the other Secured Parties, as security for the Guaranteed Obligations.

4. Acceleration. Notwithstanding anything to the contrary contained herein or any of the terms of any of the other Financing Agreements, the liability of Guarantors for the entirety of the Guaranteed Obligations shall mature and become immediately due and payable upon the acceleration of the Obligations.

5. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guarantee, and agrees that neither Agent, the Issuing Bank nor any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

6. Termination. This Guarantee is continuing, unlimited, absolute and unconditional. All Guaranteed Obligations shall be conclusively presumed to have been created in reliance on this Guarantee. This Guarantee may not be terminated and shall continue so long as either (a) the Loan Agreement shall be in effect (whether during its original term or any renewal, substitution or extension thereof) or (b) any Guaranteed Obligations shall be outstanding.

7. Reinstatement. If any payment of any Guaranteed Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded, or if after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Guaranteed Obligations, Agent or any Secured Party is required to surrender, return or otherwise restore such payment or proceeds to any Person for any reason, then the Guaranteed Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Secured Party. Each Guarantor shall be liable to pay to Agent and the Secured Parties, and shall indemnify and hold Agent and the Secured Parties harmless for the amount of any payments or proceeds rescinded, invalidated, surrendered or returned. This Section 7 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Secured Party in reliance upon such payment or proceeds. This Section 7 shall survive the termination of this Guarantee.

8. Contribution. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guarantee or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Guarantee, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Section 8, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each Guarantor covenants and agrees that its right to receive any contribution under this Guarantee from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of Agent, the Issuing Bank, the Lenders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

9. Amendments and Waivers. Neither this Guarantee nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent and otherwise in accordance with the terms of the Loan Agreement, and as to any amendments, as also signed by an authorized officer of each Guarantor. Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or any Secured Party’s rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent. Any such waiver-shall be enforceable only to the extent specifically set forth therein. A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise.

10. Corporate Existence, Power and Authority. Each Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The execution, delivery and performance of this Guarantee (a) are all within each Guarantor’s corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Guarantor’s certificate of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Guarantor is a party or by which such Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Guarantor, except, with respect to (c) and (d) above, where such contravention or result would not have a Material Adverse Effect. This Guarantee constitutes the legal, valid and binding obligation of each Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally or by general equitable principles. Any one Guarantor signing this Guarantee shall be bound hereby whether or not any other Guarantor or any other person signs this Guarantee at any time.

11. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Guarantee and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the State of New York and the State and Federal courts located in the Borough of Manhattan, County of New York, State of New York and the United States District Court for the Southern District of New York whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Guarantee or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Guarantee or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Guarantor or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against such Guarantor or its property).

(c) Each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth in the Loan Agreement and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon such Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Guarantor shall appear in answer to such process, failing which such Guarantor shall be deemed in default and judgment may be entered by Agent against such Guarantor for the amount of the claim and other relief requested.

(d) GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTEE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS GUARANTEE OR THE TRANSACTIONS RELATED HERETO WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS GUARANTEE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Agent and Secured Parties shall not have any liability to any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guarantee, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent or such Secured Party that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Secured Parties shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Guarantor: (i) certifies that neither Agent, any Secured Party nor any representative, agent or attorney acting for or on behalf of Agent or any Secured Party has represented, expressly or otherwise, that Agent and Secured Parties would not, in the event of litigation, seek to enforce any of the waivers provided for in this Guarantee and (ii) acknowledges that in entering into this Guarantee, Agent and Secured Parties are relying upon, among other things, the waivers and certifications set forth in this Section and elsewhere herein.

12. Notices. All notices, requests and demands hereunder shall be given to the addresses designated in and in the manner prescribed by the Loan Agreement.

13. Partial Invalidity. If any provision of this Guarantee is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guarantee as a whole, but this Guarantee shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

14. Entire Agreement. This Guarantee represents the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

15. Successors and Assigns. This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of Agent, each Lender and the other Secured Parties and their respective successors, endorsees, transferees and assigns. The liquidation, dissolution or termination of any Guarantor shall not terminate this Guarantee as to such entity or as to such Guarantor.

16. Counterparts. This Guarantee may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guarantee by facsimile or any other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Guarantee. Any party delivering an executed counterpart of this Guarantee by facsimile or any other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Guarantee.

17. Interpretive Provisions.

(a) Capitalized terms used herein which are defined in the Loan Agreement shall have the meanings given therein unless otherwise defined in this Guarantee.

(b) Capitalized terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date hereof shall have the meanings given therein unless otherwise defined in this Guarantee.

(c) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(d) All references to Borrower, any Guarantor, any other Obligor, Agent, any Lender or any other Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns (including, without limitation, any receiver, trustee or custodian for such person or any of its assets or such person in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code).

(e) The words “hereof”, “herein”, “hereunder”, “this Guarantee” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not any particular provision of this Guarantee and as this Guarantee now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(f) The word “including” when used in this Guarantee shall mean “including, without limitation”.

(g) All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. A Guarantor shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by such Guarantor at any time.

(h) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 8 hereof or the Loan Agreement or is cured in a manner reasonably satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

(i) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(k) The captions and headings of this Guarantee are for convenience of reference only and shall not affect the interpretation of this Guarantee.

(l) This Guarantee is the result of negotiations among and has been reviewed by counsel to Agent, counsel to each Lender and counsel to each Guarantor, and is the product of all parties. Accordingly, this Guarantee shall not be construed against Agent or any Lender merely because of their involvement in its preparation.

18. Agreement to be Bound by Loan Agreement. Each Guarantor hereby agrees to be bound by and to comply with the terms of each provision of the Loan Agreement that references or purports to bind a “Guarantor” (as defined in the Loan Agreement).

19. Qualified ECP Counterparties. Each Qualified ECP Guarantor hereby guarantees the payment and performance of all Obligations of each of the other Guarantors and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time to each of the other Guarantors in order for such Guarantor to honor its obligations under this Guarantee including obligations with respect to Hedge Obligations (provided, however, that each such Guarantor shall only be liable under this Section 19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 19, or otherwise under this Guarantee or any other Financing Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each such Guarantor under this Section 19 shall remain in full force and effect until all Obligations are paid in full to the Lenders, Agent and all other Secured Parties, and all of the Lenders’ Revolving Commitments are terminated. The parties intend that this Section 19 constitute, and this Section 19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Execution Version

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guarantee as of the day and year first above written.

VITAMIN SHOPPE INDUSTRIES INC.

By:
Name:	Anthony N. Truesdale
Title:	Chief Executive Officer

VS DIRECT INC.

By:
Name:	Anthony N. Truesdale
Title:	Chief Executive Officer

VITAMIN SHOPPE, INC.

By:
Name:	Anthony N. Truesdale
Title:	Chief Executive Officer

VITAMIN SHOPPE MARINER, INC.

By:
Name:	Anthony N. Truesdale
Title:	President

VITAMIN SHOPPE GLOBAL, INC.

By:
Name:	Anthony N. Truesdale
Title:	President

[SIGNATURE PAGE TO VITAMIN SHOPPE GLOBAL, INC GUARANTEE]